BMO Bank of Montreal

Guarantee for Indebtedness of an Incorporated Company

To BANK OF MONTREAL:

IN CONSIDERATION of Bank of Montreal (the "Bank") dealing with TRIBUTE PHARMA CANADA INC. (the "Customer"), the undersigned hereby jointly and severally (solidarily in the Province of Québec) guarantees payment to the Bank of all present and future debts and liabilities in any currency, direct, indirect, contingent or otherwise, matured or not, including interest thereon, now or at any time, due or owing to the Bank from or by the Customer or by any successor of the Customer, whether arising from dealings between the Bank and the Customer or from other dealings or proceedings by which the Bank may be or become in any manner whatever a creditor of the Customer, wherever incurred and whether incurred by the Customer as principal or surety, alone or jointly with any other person, or otherwise howsoever. The liability of the undersigned (or each undersigned, if more than one), under this Guarantee, is limited to the aggregate amount of **---FIVE HUNDRED THOUSAND DOLLARS---xx/100Dollars ($500,000.00)** plus interest thereon at a rate of 3.00% per cent per annum above the Bank's prime interest rate in effect from time to time, from and including the date of demand until payment, and legal or other costs, charges and expenses. The liability of the undersigned to make payment under this Guarantee shall arise immediately after demand for payment under this Guarantee has been made in writing by the Bank on the undersigned or any one of them, if more than one. The term "prime interest rate" means the floating annual rate of interest established from time to time by the Bank as the base rate it uses to determine rates of interest on Canadian dollar loans to customers in Canada and designated as Prime Rate.

IT IS AGREED that no change in the name, objects, capital stock, ownership, control or constitution of the Customer shall in any way affect the liability of the undersigned with respect to transactions occurring either before or after any such change. If the Customer amalgamates with one or more other corporations this Guarantee shall continue and apply to all debts and liabilities owing to the Bank by the corporation continuing from the amalgamation. The Bank shall not be required to inquire into or confirm the powers of the Customer or any of its directors or other agents acting or purporting to act on its behalf, and all amounts, liabilities, advances, renewals and credits in fact incurred, borrowed or obtained from the Bank shall be deemed to form part of the debts and liabilities hereby guaranteed, notwithstanding whether incurring such debts or liabilities exceeded the powers of the Customer or of its directors or agents, or was in any way irregular, defective or improper.

IT IS FURTHER AGREED that the undersigned shall be liable to the Bank in respect of all debts and liabilities, subject to the limitation, if any, set forth in the first paragraph of this Guarantee, stated to be owing to the Bank by the Customer under any agreement entered into by the Customer with respect to such debts and liabilities, notwithstanding whether any such agreement or any provision thereof is invalid, void, illegal, or unenforceable and notwithstanding whether such agreement was properly completed, entered into or authorized. Subject to the limitation, if any, set forth in the first paragraph of this Guarantee, the undersigned shall indemnify and save the Bank harmless from any losses which may arise by virtue of any debts and liabilities stated to be owing to the Bank by the Customer under any agreement entered into by the Customer with respect to such debts and liabilities, or any other agreement relating to any of the foregoing, being or becoming for any reason whatsoever in whole or in part (a) void, voidable, null, *ultra vires*, illegal, invalid, ineffective or otherwise unenforceable in accordance with its terms, or (b) released or discharged by operation of law (all of the foregoing being an "Indemnifiable Circumstance"). For greater certainty, the losses shall include the amount of all debts and liabilities owing to the Bank by the Customer which would have been payable by the Customer but for the Indemnifiable Circumstance. Nothing set out herein shall be interpreted as requiring any debts or liabilities which are hereby guaranteed to be documented by written agreement between the Bank and the Customer.

IT IS FURTHER AGREED that the Bank, without the consent of the undersigned and without exonerating in whole or in part the undersigned, may grant time, renewals, extensions, indulgences, releases and discharges to, may abstain from taking, perfecting or realizing upon security from, may release security to, may accept compositions from, and may otherwise change the terms of any of the debts and liabilities hereby guaranteed and otherwise deal with, the Customer and all other persons (including any other undersigned and any other guarantor) and security, as the Bank may see fit. No loss or diminution of any security received by the Bank from the Customer or others, whether the loss or diminution is due to the fault of the Bank or otherwise, shall in any way limit or lessen the liability of the undersigned under this Guarantee. All dividends, compositions, and amounts received by the Bank from the Customer or from any other person or estate capable of being applied by the Bank in reduction of the debts and liabilities hereby guaranteed, shall be regarded for all purposes as payments in gross, and the Bank shall be entitled to prove against the estate of the Customer upon any insolvency or winding-up in respect of the whole of said debts and liabilities, and the undersigned shall have no right to be subrogated to the Bank in respect of any such proof until the Bank has received from such estate payment in full of its claim with interest.

AND IT IS FURTHER AGREED that this shall be a continuing guarantee, and shall guarantee any ultimate balance owing to the Bank, including all costs, charges and expenses which the Bank may incur in enforcing or obtaining payment of amounts due to the Bank from the Customer either alone or in conjunction with any other person or otherwise howsoever, or attempting to do so. The Bank shall not be obliged to seek recourse against the Customer or any other person or realize upon any security it may hold before being entitled to payment from the undersigned of all debts and liabilities hereby guaranteed. The undersigned hereby renounces the benefits of discussion and division. The undersigned renounces claiming or setting up against the Bank any right which such undersigned may have to be subrogated in any of the rights, hypothecs, privileges and other security held from time to time by the Bank. The undersigned may terminate the further liability of such terminating party under this continuing Guarantee by providing ninety days' prior written notice to be given to the Bank. The liability of such terminating party shall continue under this Guarantee during such 90-day period, notwithstanding the death or insanity of such terminating party. After the expiry of such 90-day period, the terminating party shall be released from this Guarantee with respect to debts and liabilities arising after the expiry of such 90-day period but shall remain liable under this Guarantee in respect of all debts and liabilities owing to the Bank prior to the expiry of such 90-day period and also in respect of any contingent or future liabilities incurred to or by the Bank on or before such date which mature thereafter. Termination by the undersigned or the executors, liquidators, administrators or legal representatives of such undersigned shall not terminate the liability hereunder of any other undersigned. If after such termination any payment from the Customer must be returned to the Customer, or any successor or representative of the Customer, for any reason (including the designation of such payment as a mistake or as a preference following the bankruptcy of the Customer), then this

Guarantee shall continue after the termination as if such payment had not been made. A written statement from any manager or acting manager of the Bank purporting to show the amount at any particular time due and payable to the Bank, and guaranteed by this Guarantee, shall be conclusive evidence as against the undersigned that such amount is at such time so due and payable to the Bank and is guaranteed hereby. Each of the executors, liquidators, administrators and legal representatives of the undersigned shall immediately give notice in writing to the Bank of the death of such undersigned.

Insert name of Canadian Province in which Customer's account with the Bank is kept at the time Guarantee is given

THIS CONTRACT shall be construed in accordance with the laws of the Province of **ONTARIO** and for the purpose of legal proceedings this contract shall be deemed to have been made in the said province and to be performed there, and the courts of that province shall have non-exclusive jurisdiction over all disputes which may arise under this contract, provided always that nothing herein contained shall prevent the Bank from proceeding at its election against the undersigned in the courts of any other province or country.

IF ANY PROVISION of this Guarantee is determined to be unenforceable, prohibited, invalid or illegal, it shall be severed from this Guarantee solely to the extent of such unenforceability, prohibition, invalidity or illegality and the remainder of such provision and the remainder of this Guarantee shall be unaffected thereby. The liability of the undersigned under this Guarantee shall not be terminated if this Guarantee is held to be unenforceable against any other undersigned.

ALL DEBTS AND LIABILITIES present and future of the Customer to the undersigned are hereby assigned (to the extent permitted by applicable law) to the Bank and postponed to the debts and liabilities of the Customer to the Bank and all such amounts paid to the undersigned or its assigns shall be received on behalf of and in trust for the Bank and shall immediately be paid over to the Bank. Any request by the undersigned to the Bank for useful information respecting the content and the terms and conditions of the debts and liabilities of the Customers hereby guaranteed or the progress made in their performance, shall be made in writing by such undersigned to the Bank.

THE UNDERSIGNED acknowledges that this Guarantee has been delivered free of any conditions and that no representations have been made to the undersigned affecting the liability of the undersigned under this Guarantee save as may be specifically embodied herein and agrees that this Guarantee is in addition to and not in substitution for any other guarantees now or subsequently held by the Bank.

THE UNDERSIGNED represents and warrants that (i) it fully understands the provisions of this Guarantee and its obligations hereunder; (ii) it has been afforded the opportunity to engage independent legal counsel, at its own expense, to explain the provisions of this Guarantee and its obligations hereunder; and (iii) it has either engaged legal counsel in connection with its execution of this Guarantee or has decided, at its sole discretion, not to do so.

THE UNDERSIGNED agrees, without limitation of the rights of the Bank under applicable law, that the Bank may apply any amounts owing to, or sum standing to the credit of, the undersigned with any office, branch, subsidiary or affiliate of the Bank to the payment when due of any amount owing by the undersigned hereunder. For this purpose, the Bank may convert any such amount or sum into the currency of the amount owing hereunder at a rate of exchange at which the Bank could purchase the relevant currency on the relevant date acting in good faith.

THIS GUARANTEE shall remain in effect notwithstanding any change in the circumstances having led the undersigned to execute this Guarantee and notwithstanding the termination of or a change in the office or duties of such undersigned or in any relationship between such undersigned and the Customer.

THE UNDERSIGNED acknowledges and agrees that the Bank may make a claim or demand payment hereunder notwithstanding any limitation period regarding such claim or demand set forth in the *Limitations Act, 2002* (Ontario) or under any other applicable law with similar effect and, to the maximum extent permitted by applicable law, any limitations periods set forth in such act or applicable law are hereby explicitly excluded or, if excluding such limitations periods is not permitted by such act or applicable law, are hereby extended to the maximum limitation period permitted by such act or applicable law. For greater certainty, the undersigned acknowledges and agrees that this Guarantee is a "business agreement" as defined under Section 22 of the *Limitations Act, 2002* (Ontario).

IN THIS GUARANTEE, unless the context otherwise requires, references to the undersigned shall be interpreted as referring to each of the undersigned if there is more than one undersigned.

This clause applies to the Province of Québec only

It is the express wish of the parties hereto that this agreement and any related documents be drawn up and executed in English. Les parties conviennent que la présente convention et tous les documents s'y rattachant soient rédigés et signés en anglais.

DATED as of June 14, 2010.

Name: ROBERT P. HARRIS	Witness	
	Name	J. Hedgeman
Name: MARY-ANN HARRIS	Witness	
	Name	J. Hedgeman
Name: SCOTT LANGILLE	Witness	
	Name	J. Hedgeman

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